Exhibit 10.1

Grant Detail

The amounts shown below show the total vested and unvested potential income and are based on a share price of IMGN $0

Incentive Stock Option

Grant Date	MM/DD/YYYY	Grant Price	$0	Potential Income	$0
Plan Name	2006 Equity Incentive Plan	Grant Acceptance Status		Vested	$0
Plan ID	1	Expiration/Last Date to Exercise	MM/DD/YYYY	Unvested	$0

Options Granted	Options Exercised	Options Vested	Options Unvested	Options Cancelled	Options Expired	Option Balance
0	0	0	0	0	0	0

Future Vesting

Vesting Date	Vesting Quantity	Potential Income
MM/DD/YYYY	0	$0
MM/DD/YYYY	0	$0
MM/DD/YYYY	0	$0

* Potential income is based on the closing price from the previous business day

All amounts shown are displayed in $US dollars.

IMMUNOGEN, INC.

INCENTIVE STOCK OPTION TERMS AND CONDITIONS

The following supplements the Grant Detail (the “Grant Detail”) to which these Incentive Stock Option Terms and Conditions apply, and together with the Grant Detail, constitutes the “Option Agreement” referenced in the Grant Detail.

This Option Agreement is entered into and made effective as of the grant date referenced in the Grant Detail (the “Date of Grant”) and is between ImmunoGen, Inc., a Massachusetts corporation (the “Company”), and the employee of the Company (the “Employee”) referenced in the Grant Detail.  Certain capitalized terms, to the extent not defined where they first appear in this Option Agreement, are defined in the Company’s 2006 Employee, Director and Consultant Equity Incentive Plan (the “Plan”).

1.                                      GRANT OF OPTION.

The Company has granted to the Employee the right and option to purchase all or any part of the aggregate number of shares of the Company’s common stock, $.01 par value per share (the “Shares”), referenced in the Grant Detail, on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws, and in the Plan, which is incorporated herein by reference.  The Employee acknowledges receipt of a copy of the Plan.

2.                                      PURCHASE PRICE.

The per share purchase price of the Shares covered by the Option shall be as referenced as “Grant Price” in the Grant Detail, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares after the date hereof (the “Purchase Price”).  Payment shall be made in accordance with Paragraph 10 of the Plan.

3.                                      EXERCISABILITY OF OPTION.

Subject to the terms and conditions set forth in this Option Agreement and the Plan, the Option shall become exercisable in installments on the dates set forth in the Grant Detail.

Notwithstanding the foregoing if within a period of two (2) years from the date of a Change of Control (as defined in the Plan), that is not a Corporate Transaction where outstanding options are terminated or cashed out in accordance with Paragraph 25(b) of the Plan, the Employee is terminated by the Company other than for Cause or has left the Company for Good Reason (as defined below), then upon such termination date this Option shall become fully vested and immediately exercisable unless this Option prior to such termination date has otherwise expired or been terminated pursuant to this Agreement or the terms of the Plan.  “Good Reason” shall mean the occurrence of one or more of the following without the Employee’s consent: (i) a change in the principal location at which the Employee performs his duties for the Company to a new location that is at least forty (40) miles from the prior location; (ii) a material change in the Employee’s authority, functions, duties or responsibilities as an Employee of or consultant to the Company, which would cause the Employee’s position with the Company to become of less responsibility, importance or scope than the highest position held by the Employee immediately prior to the Change of Control, provided, however, that such material change is not in connection with the termination of the Employee’s service by the Company for Cause or by reason of death or Disability and further provided that it shall not be considered a material change if the Company becomes a subsidiary of another entity and the Employee continues to hold a position in the subsidiary that is at least as high (in both title and scope of responsibilities) as the highest position held by the Employee with the Company at any time from the Date of Grant to immediately prior to the Change of Control; (iii) a material reduction in the Employee’s annual base salary or fee; or (iv) a material reduction in the Employee’s target annual bonus as compared to the target annual bonus set for the previous fiscal year; provided that any definition in an agreement between the Employee and the Company or an Affiliate, which contains a conflicting definition of “Good Reason” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Employee.

The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the Plan.

4.                                      TERM OF OPTION.

The Option shall terminate ten years from the Date of Grant or, if the Employee owns as of the date hereof more than 10% of the total combined voting power of all classes of capital stock of the Company or an Affiliate, five years from the date of the Date of Grant, but shall be subject to earlier termination as provided herein or in the Plan.

If the Employee ceases to be an employee or director of, or consultant to, the Company or of an Affiliate (for any reason other than the death or Disability of the Employee or termination of the Employee for Cause (as defined in the Plan)) (the “Termination Date”), the Option, to the extent then vested and exercisable pursuant to Section 3 hereof as of the Termination Date, and not previously terminated, may be exercised within three months (or one year in the case of Retirement (as defined below)) after the Termination Date, or within the originally prescribed term of the Option, whichever is earlier, but may not be exercised thereafter except as set forth below.  In such event, the unvested portion of the Option shall not be exercisable and shall expire and be cancelled on the Termination Date.  “Retirement” means cessation of service as aforesaid on or after age 60 and with at least 5 years of service.

If the Employee ceases to be an employee of the Company or of an Affiliate but continues after termination of employment to provide service to the Company or an Affiliate as a director or consultant, this Option shall continue to vest in accordance with Section 3 above as if this Option had not terminated until the Employee is no longer providing services to the Company.  In such case, this Option shall automatically convert and be deemed a Non-Qualified Option as of the date that is three months from termination of the Employee’s employment and this Option shall continue on the same terms and conditions set forth herein until the Employee is no longer providing service to the Company or an Affiliate.  In the event of Retirement, and if the Option has not previously converted to a Non-Qualified Option under the circumstances described above, the Option shall automatically convert and be deemed to be a Non-Qualified Option as of the date that is three months from termination of the Employee’s employment.

Notwithstanding the foregoing, in the event of the Employee’s Disability or death within three months after the Termination Date, the Employee or the Employee’s Survivors may exercise the Option within one year after the Termination Date, but in no event after the date of expiration of the term of the Option.

In the event the Employee’s service is terminated by the Company or an Affiliate for Cause (as defined in the Plan), the Employee’s right to exercise any unexercised portion of this Option shall cease immediately as of the time the Employee is notified his or her service is terminated for Cause, and this Option shall thereupon terminate.  Notwithstanding anything herein to the contrary, if subsequent to the Employee’s termination, but prior to the exercise of the Option, the Board of Directors of the Company determines that, either prior or subsequent to the Employee’s termination, the Employee engaged in conduct which would constitute Cause, then the Employee shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.

In the event of the Disability of the Employee, as determined in accordance with the Plan, the Option shall be exercisable within one year after the Employee’s termination by reason of Disability or, if earlier, within the term originally prescribed by the Option.  In such event, the Option shall be exercisable:

(a)                                 to the extent that the Option has become exercisable but has not been exercised as of the date of Disability; and

(b)                                 in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Employee not become Disabled.  The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

In the event of the death of the Employee while an employee or director of, or consultant to, the Company or of an Affiliate, the Option shall be exercisable by the Employee’s Survivors within one year after the date of death of the Employee or, if earlier, within the originally prescribed term of the Option.  In such event, the Option shall be exercisable:

(x)                                 to the extent that the Option has become exercisable but has not been exercised as of the date of death; and

(y)                                 in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Employee not died.  The proration shall be based upon the number of days accrued in the current vesting period prior to the Employee’s date of death.

5.                                      METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Option Agreement, the Option may be exercised by notice to the Company or its designee stating the number of Shares with respect to which the Option is being exercised and shall be delivered in such form as may be designated from time to time by the Company.  Payment of the purchase price for such Shares shall be made in accordance with Paragraph 10 of the Plan.  The Company shall deliver such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws).  The Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option (or, if the Option shall be exercised by the Employee and if the Employee shall so request in the notice exercising the Option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option.  In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option.  All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

6.                                      PARTIAL EXERCISE.

Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

7.                                      NON-ASSIGNABILITY.

The Option shall not be transferable by the Employee otherwise than by will or by the laws of descent and distribution.  The Option shall be exercisable, during the Employee’s lifetime, only by the Employee (or, in the event of legal incapacity or incompetency, by the Employee’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.  Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void.

8.                                      NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

The Employee shall have no rights as a stockholder with respect to Shares subject to this Option Agreement until registration of the Shares in the Company’s share register in the name of the Employee.  Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

9.                                      ADJUSTMENTS.

The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers.  Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

10.                               TAXES.

The Employee acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the Employee’s responsibility.

In the event of a Disqualifying Disposition (as defined in Section 15 below) or if the Option is converted into a Non-Qualified Option and such Non-Qualified Option is exercised, the Company may withhold from the Employee’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income.  At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Employee on exercise of the Option.  The Employee further agrees that, if the Company does not withhold an amount from the Employee’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Employee will reimburse the Company on demand, in cash, for the amount under-withheld.

11.                               PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

(a)                                 The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to such exercise:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and

(b)                                 If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder.  Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

12.                               RESTRICTIONS ON TRANSFER OF SHARES.

12.1                        The Employee agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Employee is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed 90 days following the closing of the offering, plus such additional period of time as may be required to comply with Marketplace Rule 2711 of the National Association of Securities Dealers, Inc. or similar rules thereto (such period, the “Lock-Up Period”).  Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions.  Notwithstanding whether the Employee has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

12.2                        The Employee acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Employee any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of service of the Employee by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

13.                               NO OBLIGATION TO MAINTAIN RELATIONSHIP.

The Company is not by the Plan or this Option obligated to continue the Employee as an employee or director of, or consultant to, the Company or an Affiliate.  The Employee acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (iv) that the Employee’s participation in the Plan is voluntary; (v) that the value of the Option is an extraordinary item of compensation which is outside the scope of the Employee’s employment contract, if any; and (vi) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

14.                               OPTION IS INTENDED TO BE AN ISO.

The parties each intend that the Option be an ISO so that the Employee (or the Employee’s Survivors) may qualify for the favorable tax treatment provided to holders of Options that meet the standards of Section 422 of the Code.  Any provision of this Option Agreement or the Plan which conflicts with the Code so that this Option would not be deemed an ISO is null and void and any ambiguities shall be resolved so that the Option qualifies as an ISO.  Nonetheless, if the Option is determined not to be an ISO, the Employee understands that neither the Company nor any Affiliate is responsible to compensate him or her or otherwise make up for the treatment of the Option as a Non-qualified Option and not as an ISO.  The Employee should consult with the Employee’s own tax advisors regarding the tax effects of the Option and the requirements necessary to obtain favorable tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.

15.                               NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

The Employee agrees to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any of the Shares acquired pursuant to the exercise of the Option.  A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale) of such Shares before the later of (a) two years after the date the Employee was granted the Option or (b) one year after the date the Employee acquired Shares by exercising the Option, except as otherwise provided in Section 424(c) of the Code.  If the Employee has died before the Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

16.                               NOTICES.

Any notices to the Company required or permitted by the terms of this Option Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

ImmunoGen, Inc.

Attn: Finance

830 Winter Street

Waltham, MA  02451

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

17.                               GOVERNING LAW.

This Option Agreement shall be construed and enforced in accordance with the law of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

18.                               BENEFIT OF AGREEMENT.

Subject to the provisions of the Plan and the other provisions hereof, this Option Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

19.                               ENTIRE AGREEMENT.

This Option Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement not expressly set forth in this Option Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Option Agreement, provided, however, in any event, this Option Agreement shall be subject to and governed by the Plan.

20.                               MODIFICATIONS AND AMENDMENTS.

The terms and provisions of this Option Agreement may be modified or amended as provided in the Plan.

21.                               WAIVERS AND CONSENTS.

Except as provided in the Plan, the terms and provisions of this Option Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Option Agreement, whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

22.                               DATA PRIVACY.

By accepting the Option, the Employee: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of options and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.